Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 7, 2006 in the amendment to the Registration Statement on Form S-1/A and related Prospectus of Omrix biopharmaceuticals, Inc. dated March 8, 2006.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer KOST FORER GABBAY & KASIERER
March 8, 2006	A Member of Ernst & Young Global